UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 19, 2020

CONDUENT INCORPORATED

(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Suite 200

Florham Park, New Jersey

07932

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 663-2638

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNDT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	On May 19, 2020 Registrant held its Annual Meeting of Shareholders.

(b)	Shareholders voted on the matters set forth below as follows:

1. Election of directors. All nominees for director were elected.

Name	For	Against	Abstain	Non Votes
Kathy Higgins Victor	155,326,566	9,699,856	8,290,822	18,968,273
Scott Letier	155,674,833	9,507,946	8,134,465	18,968,273
Jesse A. Lynn	152,407,001	12,747,489	8,162,754	18,968,273
Courtney Mather	151,254,052	13,922,533	8,140,659	18,968,273
Michael Montelongo	155,589,655	9,534,893	8,192,696	18,968,273
Margarita Paláu-Hernández	153,342,607	11,829,953	8,144,684	18,968,273
Clifford Skelton	155,611,528	9,562,457	8,143,259	18,968,273

2. Ratification of selection of PricewaterhouseCoopers LLP as Registrant’s independent registered public accounting firm for 2020. The selection of PricewaterhouseCoopers LLP was ratified.

For	Against	Abstain	Non Votes
187,054,628	4,947,052	283,837	0

3. Approval, on an advisory basis, of the 2019 compensation of Registrant’s Named Executive Officers, as disclosed in Registrant’s 2020 Proxy Statement. The 2019 compensation of Registrant’s Named Executive Officers, as disclosed in Registrant’s 2020 Proxy Statement, was approved on an advisory basis.

For	Against	Abstain	Non Votes
155,493,730	9,664,997	8,158,517	18,968,271

(c) Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDUENT INCORPORATED

Date: May 19, 2020	By:	/s/ Kevin Ciaglo
	Name:	Kevin Ciaglo
	Title:	Assistant Secretary